Exhibit 10.8

AGREEMENT AND ACKNOWLEDGEMENT

In connection with and as further consideration for Stock Redemption and Debt Restructuring Agreement (the “Agreement”) dated May 11, 2007, between Keith Bullard’s Auto Liquidation Center, Inc., a Pennsylvania corporation (the “Company”), Horvath Holdings, LLC, a Michigan limited liability company (“Seller”), Keith Bullard, an individual, and Mark R. Horvath, an individual, the undersigned acknowledge and agree as follows:

1. On May 14, 2007, Seller will deliver to the Company a check in the amount of $7,845.91, which sum represents the aggregate amount of checks drawn on the Company’s bank account but not yet cashed as of the date of the Agreement;

2. Upon Seller’s receipt of a satisfactory accounting of all outstanding sales tax owed by the Company for vehicle sales up to and including the date of Closing (which accounting shall include, but not be limited to, copies of all checks to be drawn on the Company’s bank account and sent to the applicable taxing authority pursuant hereto), with an agreed upon maximum amount of $6,404.40 (the “Sales Tax Amount”), Seller shall deliver the Sales Tax Amount to the Company via wire transfer in immediately available funds;

3. Before or immediately upon receipt of the Sales Tax Amount, Keith Bullard and the Company agree to deliver payment of the Sales Tax Amount to the applicable taxing authority;

4. Keith Bullard and the Company agree to immediately deposit all cash and check receipts in their possession in the Company’s bank account arising out of the Company’s business operations up to and including the date of Closing; and

5. The parties agree that Sections 7 through 14 of the Agreement shall apply to the agreements and acknowledgements of the parties set forth herein.

Capitalized terms used herein not otherwise defined herein shall have the meanings assigned to such terms in the Agreement or the Assignment, as applicable.

Executed and delivered this 11th day of May, 2007.

“COMPANY”

/s/ Keith Bullard
Keith Bullard’s Auto Liquidation Center, Inc. a Pennsylvania corporation

By: Keith Bullard
Its: Vice President

“SELLER”

/s/ Mark R. Horvath
Horvath Holdings, LLC, a Michigan limited liability company

By: Mark R. Horvath
Its: Manager

ACKNOWLEDGED AND AGREED UPON BY:

/s/ Keith Bullard
Keith Bullard, Individually